Exhibit 99.(q).1

John Hancock Diversified Macro Offshore Subsidiary Fund, Ltd.

John Hancock Alternative Risk Premia Offshore Subsidiary Fund, Ltd.

(each a “Cayman Subsidiary”)

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint John J. Danello, Kinga Kapuscinski, Thomas Dee, Ariel Ayanna, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg, Harsha Pulluru, Sarah M. Coutu, Edward Macdonald, Suzanne Lambert and Mara Moldwin, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities, including without limitation in the applicable undersigned’s capacity as president or director of each Cayman Subsidiary, in the furtherance of the business and affairs of each Cayman Subsidiary: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended (collectively the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of the Cayman Subsidiary’s Registration Statement on Form N-1A co-issued with John Hancock Investment Trust (U.S. Securities and Exchange Commission File No. 002-10156), (the “Trust’) regarding the registration by the Trust or series thereof or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable each Cayman Subsidiary to comply with the Acts, and all requirements of the SEC thereunder; and (ii) to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Cayman Subsidiary. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to an undersigned if such undersigned ceases to be a Director or Officer of the Cayman Subsidiary.

Dated: February 19, 2021

Name	Signature	Title
Andrew G. Arnott	/s/ Andrew G. Arnott	Director
Charles A. Rizzo	/s/ Charles A. Rizzo	Director
Philip J. Fontana	/s/ Philip J. Fontana	Director